                                                                       Exhibit C

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT ("AGREEMENT") is entered into as of April 29, 2003, by and among _________________ ("STOCKHOLDER") and certain of the investors set forth on SCHEDULE A (the "INVESTORS") to that certain Common Stock and Warrant Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT").

                                    RECITALS

         A. Stockholder is a holder of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of certain shares of common stock of Rigel
Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY").

         B. The Company is entering into the Purchase Agreement with the Investors that provides (subject to the conditions set forth therein) for the sale by the Company and the purchase by the Investors of (i) an aggregate of 71,874,999 shares (the "SHARES") of the Company's common stock, par value $0.001 per share (the "COMPANY COMMON STOCK"), and (ii) Warrants (as defined in the Purchase Agreement).

         C. In order to induce the Investors to enter into the Purchase Agreement, Stockholder is entering into this Agreement.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

         For purposes of this Agreement:

                  (A) The term "CLOSING DATE" shall have the meaning assigned to it in the Purchase Agreement.

                  (B) The term "OFFERING" shall have the meaning assigned to it in the Purchase Agreement.

                  (C) Stockholder shall be deemed to "OWN" or to have acquired "Ownership" of a security if Stockholder (i) is the record owner of such security or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

                  (D) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity or (iii) governmental authority.

                  (E) "SUBJECT SECURITIES" shall mean (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement and (ii) all additional securities of the Company (including all

                                       1.

         additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Voting Covenant Expiration Date.

                  (F) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person, (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person or (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

                  (G) "VOTING COVENANT EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Purchase Agreement is validly terminated pursuant to Section 9 thereof or (ii) the Closing Date.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

         2.1 RESTRICTION ON TRANSFER OF SUBJECT SECURITIES. Subject to Section 2.3, during the period from the date of this Agreement through the Voting Covenant Expiration Date, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

         2.2 RESTRICTION ON TRANSFER OF VOTING RIGHTS. During the period from the date of this Agreement through the Voting Covenant Expiration Date, Stockholder shall ensure that (a) none of the Subject Securities is deposited into a voting trust and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

         2.3 PERMITTED TRANSFERS. Section 2.1 shall not prohibit a transfer of Company Common Stock by Stockholder (a) to any member of his immediate family, or to a trust for the benefit of Stockholder or any member of his immediate family, (b) upon the death of Stockholder or (c) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Investors, to be bound by the terms of this Agreement.

SECTION 3. VOTING OF SHARES

         3.1 VOTING COVENANT. Stockholder, solely in Stockholder's capacity as a stockholder of the Company, hereby agrees that, prior to the Voting Covenant Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, Stockholder shall cause all of the Subject Securities to be voted:

                  (A) in favor of the issuance of the Shares and the Warrants in the Offering, in favor of each of the other actions contemplated by the Purchase Agreement and in favor of any action in furtherance of any of the foregoing; and

                                       2.

                  (B) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Investors and/or the Company in the Purchase Agreement or which could be expected to delay, prevent or adversely affect the consummation of the transactions contemplated by the Purchase Agreement (including, but not limited to, any matter submitted to stockholders that would cause a failure of a closing condition in the Purchase Agreement).

Prior to the Voting Covenant Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(a)" or "(b)" of the preceding sentence.

3.2 PROXY; FURTHER ASSURANCES.

                  (A) Contemporaneously with the execution of this Agreement:
         (i) Stockholder shall deliver to the Investors a proxy in the form attached to this Agreement as EXHIBIT A, which shall be irrevocable to the fullest extent permitted by law (at all times prior to the Voting Covenant Expiration Date) with respect to the shares referred to therein (the "PROXY") and (ii) Stockholder shall cause to be delivered to the Investors an additional proxy (in the form attached hereto as EXHIBIT A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record, by Stockholder.

                  (B) Stockholder shall, at his or its own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in the Investors the power to carry out and give effect to the provisions of this Agreement.

SECTION 4. NO SOLICITATION

         Stockholder agrees that, during the period from the date of this Agreement through the Voting Covenant Expiration Date, Stockholder shall not take, cause or permit (and shall use its commercially reasonable efforts to ensure that none of its officers, directors, agents or representatives takes, causes or permits) any person to take, directly or indirectly, any of the following actions with any third party: (a) solicit, knowingly encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire the business, assets or capital shares of the Company (excluding non-exclusive licenses entered into in the ordinary course of business), whether by merger, consolidation, other business combination, purchase of capital stock, purchase of assets, license, lease, tender or exchange offer or otherwise (each of the foregoing, an "ALTERNATIVE PROPOSAL"), (b) disclose, in connection with an Alternative Proposal, any nonpublic information concerning the Company's business or properties or afford to any third party access to its properties, books or records, except in the ordinary course of business and as required by law or pursuant to a governmental request for information, (c) enter into or execute any agreement providing for an Alternative Proposal or (d) make or authorize any public statement, recommendation or solicitation in support of any Alternative Proposal or any offer or proposal relating to an Alternative Proposal, other than with respect to the Offering.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

                                       3.

         Stockholder hereby represents and warrants to the Investors as follows:

         5.1 AUTHORIZATION, ETC. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform his or its obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a limited liability company, then Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

         5.2 NO CONFLICTS OR CONSENTS.

                  (A) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or it or any of his or its properties is or may be bound or affected, (ii) if Stockholder is not a natural person, violate or conflict with the certificate of incorporation, bylaws or other equivalent organizational documents of Stockholder or (iii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of his or its affiliates or properties is or may be bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated by this Agreement.

                  (B) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any consent, approval, authorization or permit of any Person. Stockholder does not have any understanding in effect with respect to the voting or transfer of any Subject Securities. Stockholder is not required to make any filing with or notify any governmental or regulatory authority in connection with this Agreement or the transactions contemplated thereby pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. If Stockholder is a natural person and is married, and Stockholder's Subject Securities constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding on Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Stockholder's spouse, enforceable against such spouse in accordance with its terms.

                                       4.

         5.3 TITLE TO SECURITIES. As of the date of this Agreement, (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof, (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof, (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

         5.4 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of Stockholder or any of Stockholder's affiliates, threatened before any agency, administration, court or tribunal, foreign or domestic, against Stockholder or any of Stockholder's affiliates or any of their respective properties or any of their respective officers or directors, in the case of a corporate entity (in their capacities as such), or any of their respective partners (in the case of a partnership), that, individually or in the aggregate, could reasonably be expected to materially delay or impair Stockholder's ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Stockholder or any of Stockholder's affiliates, or, to the knowledge of Stockholder or any of Stockholder's affiliates, any of their respective directors or officers (in their capacities as such), in the case of a corporate entity, or any of their respective partners (in the case of a partnership), that, individually or in the aggregate, could reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement, or that, individually or in the aggregate, could reasonably be expected to have an adverse effect on Stockholder's ability to consummate the transactions contemplated by this Agreement.

         5.5 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement and will be accurate in all respects at all times until the termination of this Agreement.

SECTION 6. ADDITIONAL COVENANTS OF STOCKHOLDER

         6.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as the Investors may request for the purpose of carrying out and furthering the intent of this Agreement.

SECTION 7. MISCELLANEOUS

         7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by Stockholder in this Agreement shall survive (a) the Closing Date, (b) any termination of the Purchase Agreement and/or this Agreement and (c) the Voting Covenant Expiration Date.

                                       5.

         7.2 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

         7.3 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing; shall be mailed (a) if within the domestic United States, by first-class registered or certified airmail, by nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered to or from outside the United States, by International Federal Express or facsimile; shall be deemed given: (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed,
(iii) if delivered by International Federal Express, two business days after so mailed or (iv) if delivered by facsimile, upon electric confirmation of receipt; and shall be delivered as addressed as follows:

                  if to Stockholder:

                           at the address set forth on the signature page
                  hereof; and

                  if to the Investors:

                           [address]

         7.4 SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner.

         7.5 ENTIRE AGREEMENT. This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

         7.6 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and his heirs, estate, executors and personal representatives and his or its successors and assigns, and shall inure to the benefit of the Investors and their successors and assigns. Without limiting any of the restrictions set forth in
Section 2 or Section 6.1 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than the Investors and their successors and assigns) any rights or remedies of any nature. Notwithstanding the foregoing, any assignment, delegation or attempted transfer of any rights, interests or obligations under this Agreement by Stockholder without the prior written consent of the Investors shall be void.

                                       6.

         7.7 INDEMNIFICATION. Stockholder shall hold harmless and indemnify the Investors from and against, and shall compensate and reimburse the Investors for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by the Investors, or to which the Investors otherwise become subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Agreement or (b) any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement or in the Proxy.

         7.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, the Investors shall be entitled (in addition to any other remedy that may be available to them, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither the Investors nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.8, and Stockholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

         7.9 NON-EXCLUSIVITY. The rights and remedies of the Investors under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Investors under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

         7.10 GOVERNING LAW; VENUE.

                  (A) This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

                  (B) Any legal action or other legal proceeding relating to this Agreement or the Proxy or the enforcement of any provision of this Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the State of Delaware. Stockholder:

                           (i) expressly and irrevocably consents and submits to
                  the jurisdiction of each state and federal court located in the State of Delaware in connection with any such legal proceeding;

                           (ii) agrees that service of any process, summons,
                  notice or document by U.S. mail addressed to him or it at the address set forth on the signature page

                                       7.

                  hereof shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                           (iii) agrees that each state and federal court
                  located in the State of Delaware shall be deemed to be a convenient forum; and

                           (iv) agrees not to assert (by way of motion, as a
                  defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Delaware, any claim that Stockholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

         Nothing contained in this Section 7.10 shall be deemed to limit or otherwise affect the right of the Investors to commence any legal proceeding or otherwise proceed against Stockholder in any other forum or jurisdiction.

                  (C) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR THE PROXY.

         7.11 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         7.12 HEADINGS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         7.13 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

         7.14 ATTORNEYS' FEES. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         7.15 NO WAIVER. No failure on the part of the Investors to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Investors in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Investors shall not be deemed to have waived any claim available to the Investors arising out of this Agreement, or any power, right, privilege or remedy of the Investors under this Agreement, unless the waiver of such claim, power, right, privilege or

                                       8.

remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Investors, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                                       9.

         IN WITNESS WHEREOF, the Investors and Stockholder have caused this Agreement to be executed as of the date first written above.

                                        [INVESTORS]

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                             -----------------------------------


                                        STOCKHOLDER


                                        Name:

                                        Address:
                                                --------------------------------



                                        Facsimile:
                                                 -------------------------------




              SHARES HELD                             OPTIONS AND                       ADDITIONAL SECURITIES
               OF RECORD                             OTHER RIGHTS                        BENEFICIALLY OWNED






                                    EXHIBIT A

                            FORM OF IRREVOCABLE PROXY

         The undersigned stockholder (the "STOCKHOLDER") of RIGEL PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes [_________], [_________] and [________], and each of them, the exclusive attorneys and proxies of the Stockholder with full power of substitution and resubstitution, to the full extent of the Stockholder's rights with respect to
(i) the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of the Company which the Stockholder may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "SHARES.") Upon the execution hereof, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

         This proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between the Investors and the Stockholder (the "VOTING AGREEMENT"), and is granted in consideration of the Investors entering into the Common Stock and Warrant Purchase Agreement, dated as of the date hereof, among the Company and the Investors (the "PURCHASE AGREEMENT"). This proxy will terminate on the Voting Covenant Expiration Date (as defined in the Voting Agreement).

         The attorneys and proxies named above be, and each of them are, authorized and empowered by the undersigned, and may exercise this proxy, to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares until the Voting Covenant Expiration Date at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company:

                  (i) in favor of issuance of the Shares and the Warrants (as defined in the Purchase Agreement) in the Offering, in favor of each of the other actions contemplated by the Purchase Agreement and in favor of any action in furtherance of any of the foregoing; and

                  (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Investors and/or the Company in the Purchase Agreement or which could be expected to delay, prevent or adversely affect the consummation of the transactions contemplated by the Purchase Agreement (including, but not limited to, any matter submitted to stockholders that would cause a failure of a closing condition in the Purchase Agreement).

         The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

         This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

                                      A-1.

         In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Dated:  [____________], 2003

                                             -----------------------------------
                                             Signature


                                             -----------------------------------
                                             Print Name

                                      A-2.